EXHIBIT 3(A)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

                                                           CUSIP NO. 781157 10 2

NUMBER                                                                   SHARES
                                    RUBINCON
                                  VENTURES INC.

                   Authorized Common Stock: 25,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


                -Shares of RUBINCON VENTURES INC. Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

                   Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:


/s/      "K. Mide Wilson"                                  /s/ "C. Mide     "
---------------------------                        ----------------------------
       President                                            President

                                              (SEAL)
Not valid unless countersigned by transfer agent   Countersigned Registered:
                                                NEVADA AGENCY AND TRUST COMPANY
                                              50 WEST LIBERTY STREET, SUITE 880
                                                       RENO, NEVADA, 89501

                                                   By
                                                      ------------------------
                                                      Authorized Signature


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